TO WHOM IT MAY CONCERN:

Pursuant to the authorization set forth in the instructions for the filing of Form 3, Form 4 and Form 5, respectively (hereinafter referred to as the "Reports"), under the requirements of the Securities Exchange Act of 1934, as amended, the undersigned hereby designates and authorizes each of GWENN L. CARR and SAMUEL K. LEE to execute and file such Reports, and any amendments thereto, on behalf of the undersigned, with the Securities and Exchange Commission and any other proper bodies at ay time when the filing of said Reports is in order, containing such information as any of GWENN L. CARR and SAMUEL K. LEE may deem advisable.

The authority of GWENN L. CARR and SAMUEL K. LEE under this Power of Attorney shall continue until the undersigned is no longer required to file Reports with regard to the undersigned's ownership of or transactions in securities of MetLife, Inc., unless earlier revoked by the undersigned in writing.

The undersigned acknowledges that GWENN L. CARR and SAMUEL K. LEE are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.


/s/ Hugh B. Price

Date: October 23, 2007